UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number	Identification number)

8480 E. Orchard Road, Suite 4900, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On May 3, 2017, Goodwill Hunting, LLC, a wholly-owned subsidiary of Global Healthcare REIT, Inc. (the “Company”) entered into an Allonge and Modification Agreement (“Modification Agreement”) with the holders (“Holders”) of a Majority in Interest in outstanding principal amount of unsecured notes in the aggregate amount of $1.28 million. The Holders had previously executed an Agreement by and among Lenders pursuant to which they agreed to act in concert in accordance with the determination of the Holders owning a Majority in Interest of the Notes.

Under the terms of the Modification Agreement, the Holders agreed to extend the maturity date of their original notes to the earlier of (i) December 31, 2019 or (ii) the sale or refinance of the property, and waive accrued and unpaid interest through December 31, 2017. Beginning January 1, 2018, interest will accrue at the rate of 13% per annum, payable monthly. In return the Company agreed to pay the Holders a one-time redemption premium equal to 15% of the principal amount of each Holder’s note upon repayment of the notes. A copy of the Allonge and Modification Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01	EXHIBITS

10.1	Allonge and Modification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated:	May 5, 2017	By:	/s/ Lance Baller
Lance Baller, Interim CEO

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